CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the  Registration  Statement on Form

N-1A of Centurion  Investment  Trust and to the use of our report dated  January

25, 2008 on Centurion  Christian Values Fund's (a series of beneficial  interest of Centurion  Investment Trust) financial statements and financial highlights as of November  30, 2007 and for the period  March 30, 2007 to November  30,  2007.

Such  financial  statements and financial  highlights  appear in the 2007 Annual

Report to  Shareholders  that is incorporated by reference into the Statement of

Additional Information.



                                          /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

                                          BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
MARCH 26, 2008